EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

News Release

Peter S. Kraus Elected Chairman and Chief Executive Officer of AllianceBernstein L.P.

Lewis A. Sanders Retiring From the Firm After 40 Years

Conference Call scheduled for Monday, December 22 at 8:30 A.M

New York, NY, December 19, 2008 – AllianceBernstein Holding L.P. (NYSE: AB) today announced that its Board of Directors has named Peter S. Kraus Chairman and Chief Executive Officer.  Mr. Kraus, 56, succeeds Lewis A. Sanders, 62, who is retiring from the firm after 40 years of service.

 “I am very excited to be joining such an outstanding organization,” said Mr. Kraus.  “AllianceBernstein is a firm built upon a foundation of high-quality, in-depth, fundamental research that is a hallmark of Lew’s tenure.  Our primary objective will continue to be placing the interests of our clients first and foremost.  Our singular focus remains providing our clients with strong investment returns and world-class service.  As we move forward, we will maintain our best-in-class research and our focus on providing objective advice and creative solutions to our clients. Our goal is to generate long-term growth underscored by these core beliefs, delivering the value that our clients, staff members and Unitholders have come to expect.”

Mr. Sanders said, “It has been an honor to spend the past 40 years as a part of something special, a firm that has always been true to its clients, its employees and its commitment to investment excellence.”

Christopher M. “Kip” Condron, AllianceBernstein board member and CEO of AXA Financial, said, “We are thrilled to have an executive of Peter’s caliber and experience to lead AllianceBernstein.  Peter has broad managerial and investment experience, having held senior positions in the financial services industry, including co-head of Goldman Sachs’s Investment Management Division.  His stellar track record, wealth of expertise and a firmly-held belief in a disciplined investment process make him an ideal fit for AllianceBernstein.”

Mr. Condron continued, “We thank Lew for his tremendous contribution to the firm’s success during his career.  Lew was instrumental in building AllianceBernstein, and his disciplined analysis in identifying undervalued equities became a model for many others in the industry.  The teams he mentored and the rigorous approach to investing these teams employ will remain a core part of the firm.  On behalf of the entire company, we wish him well in the future.”

Mr. Kraus has in-depth experience in the financial markets, including investment banking, asset management and private wealth management.  Most recently, he served as an executive vice president, the head of global strategy and a member of the Management Committee of Merrill Lynch & Co.  He previously spent 22 years with Goldman Sachs Group, Inc., where he served for seven years as co-head of the Investment Management Division and a member of the Management Committee, as well as the head of firm-wide strategy and chairman of the Strategy Committee.  He also served as co-head of the Financial Institutions Group.  Before joining Goldman Sachs in 1986, Mr. Kraus was an audit partner at Peat, Marwick, Mitchell & Co.  He received a B.A. degree from Trinity College in 1974 and an M.B.A. degree from New York University in 1975.

CONFERENCE CALL INFORMATION

DECEMBER 22, 2008 AT 8:30 A.M. (Eastern Standard Time)

AllianceBernstein’s newly-elected Chairman and CEO, Peter Kraus, will introduce himself to the investment community on Monday, December 22, 2008, during a conference call beginning at 8:30 a.m. (EST).  Mr. Kraus will also be available for Q&A after his prepared remarks.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 8:30 a.m. (EST) scheduled start time. The conference ID# is 78764693.

The replay of the conference call will be available via webcast on AllianceBernstein’s website beginning at approximately 9:30 a.m. (EST) on December 22, 2008 and will last for one month.  An audio replay will also be made available for one month. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 78764693.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  At September 30, 2008, AllianceBernstein employed more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments.  Through its subsidiaries and joint ventures, AllianceBernstein operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

www.alliancebernstein.com

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At September 30, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.6% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.6% of the AllianceBernstein Units at September 30, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.0% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our Form 10-K for the year ended December 31, 2007 and Part II, Item 1A of our Form 10-Q for the quarter ended September 30, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above could also adversely affect our revenues, financial condition, results of operations, and business prospects.

www.alliancebernstein.com

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